                        FIRST AMENDMENT TO LOAN AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment") is made this 20th day of August, by and among LIBERTY BIDCO INVESTMENT CORPORATION, whose principal office is located at 30833 Northwestern Highway, Suite 211, Farmington Hills, Michigan 48334-2582 ("BIDCO") and HOME RETAIL HOLDINGS, INC. (formerly known as Gaylord Companies, Inc., and the surviving entity of a merger between Gaylord Companies, Inc. and Home Retail Acquisition Corp.), a Delaware Corporation ("HRH"), THE COOKSTORE, INC, an Ohio Corporation ("TCI"), and THE COOKSTORE WORTHINGTON, INC., an Ohio Corporation ("TCWI"), and AROPI, INCORPORATED, an Iowa Corporation ("AROPI")(HRH, TCI, TCWI and AROPI hereinafter collectively referred to as the "Borrower", and each a "Borrower", unless the context otherwise requires).

                                    RECITALS

A. HRH, TCI, TCWI and BIDCO entered into a Business Loan Agreement with Covenants dated as of August 12, 1998 (the "Initial Agreement"), pursuant to which BIDCO agreed to make available to HRH, TCI and TCWI a loan of up to $1,300,000.00. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Initial Agreement.

B. HRH has entered into a Stock Purchase Agreement (the "Stock Agreement") with AROPI and the shareholders of AROPI for the purchase of all the outstanding capital stock of AROPI;

C. HRH, TCI and TCWI have requested certain amendments to the Initial Agreement, and have requested that BIDCO advance an additional Seven Hundred Thousand Dollars ($700,000.00) to partially fund the purchase of the AROPI stock and to provide working capital for the combined operations of HRH, TCI, TCWI and AROPI.

D. In order that BIDCO may further secure the repayment of the amended loan herein contemplated, HRH is willing to grant to BIDCO a security interest in the stock of AROPI pursuant to a Stock Pledge Agreement.

E. As a material inducement to BIDCO to make the loan herein contemplated, AROPI, for good and valuable consideration, is willing to become a co-borrower hereunder, jointly and severally, and to pledge a security interest in all of AROPI's assets to secure all obligations to BIDCO.

F. BIDCO is willing to make the loan herein described, upon the terms, covenants and conditions herein set forth, and in reliance upon the representations and warranties of Borrower herein contained.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the terms, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendments

         1.1 The Initial Agreement is hereby amended to provide that BIDCO shall lend or otherwise make available to Borrower, upon the satisfaction of the terms and conditions set forth herein and in the Initial Agreement, and Borrower may borrow from BIDCO, an additional principal sum of Seven Hundred Thousand Dollars ($700,000.00) (the "Acquisition Financing") together with interest thereon calculated on the basis of a 360 day year, counting the actual number of days elapsed, at Note Rate. After maturity of the Acquisition Financing, the interest rate on all principal or interest outstanding, whether by acceleration or otherwise, shall be eleven (11) percentage points above such "prime" rate. Such Acquisition Financing shall be used for the partial funding of the acquisition by HRH of the outstanding capital stock or substantially all of the assets of AROPI, and for working capital for the combined operations of the combined Borrowers. Any and all advances for the Acquisition Financing shall be evidenced by the $1,300,000 Note, as modified and amended by First Modification and Amendment To Promissory Note of even date herewith, modifying and amending the $1,300,000 Note. The $1,300,000 Note shall hereafter be known as the "$2,000,000 Note".

         1.2 At no time shall the aggregate outstanding principal, of the Acquisition Financing and the Exit Financing, exceed the sum of Two Million Dollars ($2,000,000.00).

         1.3 The Initial Agreement is hereby modified and amended by replacing the language "$130,000,000 Note" with the words "$2,000,000 Note" in each and every place it appears therein.

         1.4 The Borrower shall be jointly and severally liable for all obligations arising pursuant to the $2,000,000 Note, the Initial Agreement, this First Amendment, and any documents delivered with respect thereto. All funds advanced by BIDCO to or for the benefit of the Borrower, whether pursuant to the Initial Agreement or this First Amendmcnt, shall be repaid to BIDCO by Borrower in the same manner as set forth in Section 3. the Initial Agreement.

         1.5 The funding of the Acquisition Financing is expressly subject to the following criteria being met to the sole satisfaction of BIDCO: favorable findings upon completion of due diligence by BIDCO; subordination of officer and shareholder debt to the obligations owed to BIDCO; and the execution and delivery of a valid and binding definitive acquisition agreement between HRH, AROPI and the shareholders of AROPI upon terms acceptable to BIDCO.

         1.6 Concurrently herewith, HRH shall execute and deliver a Stock Pledge Agreement to BIDCO, upon terms and conditions acceptable to BIDCO, granting a security interest to BIDCO in all outstanding capital stock of AROPI.

         1.7 Concurrently herewith, HRH shall execute and deliver an Amendment to Common Stock Purchase Warrant to BIDCO, upon terms and conditions acceptable to BIDCO, granting a put option to BIDCO witb respect to the August 12, 1998 Warrant.

         1.8 Concurrently herewith. HRH shall execute, issue and deliver a Common Stock Purchase Agreement Warrant evidencing the right to purchase two percent (2.0%) fully paid and nonassessable shares of Class A Common Stock of HRH subject to a put option by HRH, all upon terms and conditions acceptable to BIDCO.

                  1.8.0.0.0.0.0.1 Concurrently herewith, AROPI shall execute and deliver a Security Agreement to BIDCO, upon terms and conditions acceptable to BIDCO, granting a security interest to BIDCO in all outstanding assets of AROPI.

         1.9 The last sentence of the paragraph entitled "PAYMENT UPON PUBLIC OFFERING OR PRIVATE PLACEMENT" in Section 3 of the Initial Agreement is hereby amended to read in its entirety as follows;

                  All obligations owed by Borrower to BIDCO, as evidenced by the Initial Agreement and the $2,000,000 Note, shall be paid in full with the proceeds of the public offering or private placement offering, whichever occurs first.

         1.10 The paragraph entitled "MATURITY" in Section 3 of the Initial Agreement is hereby amended to read in its entirety as follows:

                  MATURITY: In all events, payment in full of the obligations hereunder shall be due January 31, 1999 (the "Maturity Date"), at which time the entire balance of principal of the obligations owed by Borrower to BIDCO, as evidenced by the Initial Agreement, the $2,000,000 Note, together with all accrued but unpaid interest, shall be due and immediately payable.

         1.11 Section 4. of the Initial Agreement is hereby amended to read in its entirety as follows:

                  4. PREPAYMENT: The $2,000,000 Note, may be prepaid without penalty at any time. Notwithstanding any prepayment of the $2,000,000 Note, the Warrant, executed and delivered by Borrower on even date herewith, shall remain in full force and effect in accordance with the terms thereof.

         1.12 Section 5. of the Initial Agreement is hereby amended to indicate that the security interests granted therein, and the Collateral identified therein, shall secure the $2,000,000 Note, the Initial Agreement and this First Amendment, together with any other present or future liability of Borrower to BIDCO, whether several, joint, or joint and several. Moreover, HRH hereby grants to BIDCO a security interest in the stock of AROPI, Inc., and AROPI, Inc. hereby grants to BIDCO a security interest in all the accounts, chattel paper, instruments and general intangibles, machinery and equipment, inventory and supplies, all furniture and fixtures and interest in joint ventures or other entities of AROPI, all of which shall be included within, and be added to, the definition of "Collateral" as that term is defined in the Initial Agreement. The security interest in the Collateral may be subordinated in an amount not greater than $2,000,000 only to a senior commercial lender which finances the acquisition of AROPI.

         1.13 The Borrower hereby reaffirms and represents that each of the Representations and Warranties set forth in Section 6 of the Initial Agreement are true as of the date hereof, and are applicable to the $2,000,000 Note, as if such amended and modified Note was originally executed and delivered at the time of the Initial Agreement. In addition, the following new Section 6.14 is added to Section 6:

         6.14 AROPI is a corporation duly organized and validly existing under the laws of the State of Iowa, in good standing, and duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary.

         1.14 Section 7. of the Initial Agreement is hereby amended to indicate that the Borrower shall observe and maintain the Affirmative Covenants set forth therein so long as the $2,000,000 Note, remains outstanding.

         1.15 The last sentence of Subsection 7.10 of the Initial Agreement is hereby amended to read in its entirety as follows:

                  The proceeds sought from such public and/or private financing will be sufficient to pay in full all obligations owed by Borrower to BIDCO, and the actual proceeds (after payment of the expenses of such offering) shall be first used to pay in full the $2,000,000 Note, together with any accrued but unpaid interest.

         1.16 Section 8. of the Initial Agreement is hereby amended to indicate that the Borrower shall observe and maintain the Negative Covenants set forth therein so long as the $2,000,000 Note, remains outstanding.

         1.17 Subsection 8.2 of the Initial Agreement is hereby amended to read in its entirety as follows:

                  Permit its net worth at any time to be less than:

                         Time Period                                Not Worth

                  August 20, 1998 through September 30, 1998        ($150,000)
                  October 1, 1998 through November 30, 1998         $100,000
                  December 1, 1998 and thereafter                   $500,000

                  The above net worth measurement shall be computed on a basis consistent with financial statements previously submitted to BIDCO and in conformance with GAAP. For the purpose of this calculation, net worth shall be reduced by loans to stockholders and related party receivables.

         1.18 The definition of "Permitted Debt" in Subsection 8.4 of the Initial Agreement is hereby amended to include senior commercial financing in an amount not to exceed $2,000,000 to fund the acquisition by HRH of the capital stock of AROPI and working capital of the Borrowers.

         1.19 Subsection 8.5 of the Initial Agreement is hereby amended to permit a security interest and lien to be granted to a senior commercial financing in an amount not to exceed $2,000,000 to fund the acquisition by HRH of AROPI and working capital of the Borrowers.

         1.20 Subsection 8.6 of the Initial Agreement is hereby amended to permit AROPI to be mergcd into its new parent, HRH.

         1.21 Subsection 8.8 of the Initial Agreement is hereby amended to permit HRH to acquire the outstanding capital stock of AROPI pursuant to the terms of the Stock Agreement.

         1.22 Subsection 8.8 of the Initial Agreement is hereby amended to read as follows in its entirety:

                  8.11 Allow HRH to sell, transfer or otherwise dispose of any shares of the common stock of TCI, TCWI, or AROPI, to any other person or entity.

         1.23 Section 9. of the Initial Ageement is hereby amended to indicate that there shall be a default of the $2,000,000 Note, the Initial Agreement, and the First Amendment, and the $2,000,000 Note, the Initial Agreement and the First Amendment, and all other liabilities of Borrower to BIDCO shall immediately mature and be due and payable, without notice or demand, unless BIDCO otherwise elects, upon the occurrence of any of the events set forth in
Section 9 of the Initial Agreement.

2. Borrower's Representations. Warranties and Events of Default.

         2.1 Except as amended hereby, the terms, provisions, conditions and agreements of the Initial Agreement are hereby ratified and confirmed and shall remain in full force and effect. Borrower expressly acknowledges that this First Amendment shall not constitute a novation, a waiver, or an accord and satisfaction. Each and every representation and warranty of the Borrower set forth in the Initial Agreement is hereby confirmed and ratified in all material respects and such representations and Warranties shall be deemed to have been made and undertaken as of the date of this First Amendment as well as at the time they were made and undertaken.

         2.2 The Borrower further represents and warrants that:

                  2.2.0.1 No Event of Default now exists or will exist immediately following the execution bereof or after giving effect to the transctions contemplated hereby.

                  2.2.0.2 All necessary corporate or shareholder actions on the part of the Borrower to authorize the execution, delivery and performance of this First Amendment, the First Modification and Amendment to Promissory Note, the Stock Pledge Agreement, the Amendment to Common Stock Purchase Warrant, the New Warrant and Put, and the Aropi Security Agreement (the "Amendment Documents") and all other documents or instruments required pursuant hereto or thereto have been taken; the Amendment Documents and each such other document or instrument have been duly and validly executed and delivered and are legally binding and binding upon the parties thereto and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or like laws or by general equitable principals.

                  2.2.0.3 The execution, delivery and performance of Amendment Documents and all other documents or instruments required pursuant hereto or thereto, and all actions and transactions contemplated hereby and thereby will not (A) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (1) any provision of the Articles of Incorporation, Code of Regulations or Bylaws of the Borrower, (2) any arbitration award or any order of any court or of any other governmental agency or authority, (3) any license, permit or authorization granted to the Borrower or under which the Borrower operates, or (4) any applicable law, rule, order or regulation, indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound and which has not here waived or consented to, or (B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, except as expressly permitted in the Initial Agreement, upon any of the properties of the Borrower.

                  2.2.0.4 No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other person or entity is required to be obtained by the Borrower in connection with the execution, delivery or performance of the Amendment Documents or any document or instrument required in connection herewith or therewith which has not already been obtained or completed.

3. Affirmation and Agreement of the Borrower. The Borrower has executed this First Amendment to consent to the amendments to the Initial Agreement made pursuant hereto and to acknowledge that the security interests and liens granted by the Borrower to BIDCO pursuant to the Security Agreement and other Amendment Documents shall secure all Obligations, as increased pursuant to the terms hereof.

4. Fees and expenses. As required under the Initial Agreement, the Borrower shall reimburse the BIDCO upon demand for all out-of-pocket costs, charges and expenses of the BIDCO (including reasonable fees and disbursements of legal counsel to BIDCO in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other agreements or documents relating hereto or required hereby. Furthermore, the Borrower shall pay an additional facility fee of $7,000 upon the funding of the Acquisition Financing.

5. Reference to Initial Agreement. Except as amended hereby, the Initial Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of this First Amendment, each reference in the Initial Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Initial Agreement in any Note or other Loan Document, or other agreement, document or instrument executed and delivered pursuant to the Initial Agrement, shall be deemed a reference to the Initial Agreement as amended hereby.

6. Counterparts. This First Amendment may be executed in as many counterparts as may be convenient, and via facsimile transmission, each of which when so executed shall be deemed to be an original for all purposes, and shall become binding when the Borrower and BIDCO have executed at least one counterpart.

7. Further Acts. The parties agree to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the intent and provisions of this First Amendment.

8. Binding Effect; Governing Law. This First Amendment shall be binding upon and shall inure to the benefit of the Borrower and BIDCO, and their respective heirs, personal representatives, successors and assigns. This First Amendment shall be governed by Ohio law.

IN WITNESS WHEREOF, the parties have signed this First Amendment to Loan Agreement, intending to be legally bound thereby as of the Effective Date.

                                                          BORROWER
WITNESS:                                    HOME RETAIL HOLDINGS, INC.,
                                            a Delaware Corporation

/s/ PHILLIP J. KARDIS                       By:    /s/ GREG DUKOFF
--------------------------                       ------------------------
                                                   Greg Dukoff, Secretary

                                            THE COOKSTORE, INC.,
                                            an Ohio Corporation,



/s/ PHILLIP J. KARDIS                       By:    /s/ GREG DUKOFF
--------------------------                       ------------------------
                                                   Greg Dukoff, Secretary

                                            THE COOKSTORE WORTHINGTON, INC.,
                                            an Ohio Corporation


/s/ PHILLIP J. KARDIS                       By:    /s/ GREG DUKOFF
--------------------------                       ------------------------
                                                   Greg Dukoff, Secretary

                                         AROPI, INCORPORATED,
                                         an Iowa Corporation

                                         By: /S/ GLEN KAAS
                                         --------------------------------------
                                         Its: President

                                         BIDCO

Signed in the presence of:               LIBERTY BIDCO INVESTMENT CORPORATION
(as to all signatures)

                                         By: /s/ JAMES C. ZABRISKIE
------------------------------               ----------------------------------
                                             James C. Zabriskie, Vice President
------------------------------